AMERICOMM CHEYENNE RIVER PROSPECT AGREEMENT


This agreement (Agreement), made and entered into this 4th day of March, 1998, by and between Fred S. Jensen, Richard H. Bate, A. R. Briggs and Thomas L. Thompson, First Parties, (JBB&T) and Americomm Resources Corporation, a Delaware corporation, Second Party (Americomm);

WITNESSETH:

Whereas JBB&T have identified the Cheyenne River Prospect, consisting of as much as 400,000 acres located in Campbell, Converse, Niobrara and Weston Counties, Wyoming, and including lands in Townships 37, 38, 39, 40, 41, and 42 North, Ranges 64, 65, 66, 67, 68, and 69 West, 6th P.M. (Entire Prospect) which, based on the studies prepared by JBB&T, appear to have potential for development of oil and gas production from the Newcastle and Mowry formations through horizontal boreholes; and

Whereas JBB&T have heretofore entered into an agreement with United Utilities

Corporation concerning the following lands:

T 42N, R 66W - Sections 6, 7, 18, 19, 30, 31

T 42N, R 67W - All

T 42N, R 68W - Sections 1, 12, 13, 24, 25, 36

T 41N, R 66W - Section 6

T 41N, R 67W -Sections 1-6

T 41N, R 68W - Section 1

Containing about 35,840 acres (United Block); and

Whereas JBB&T and Americomm wish to enter into an agreement with respect to all of the entire Prospect, except the United Block, which lands are hereafter referred to as the "Prospect"; and

Whereas the lands in the Prospect consist of unleased federal and state lands, unleased fee lands and some lands leased to others, including JBB&T, and the unleased federal lands consist mostly of lands available for leasing by over-the-counter filing, the balance being lands available by competitive bidding; and

Whereas Americomm wishes to retain JBB&T to obtain the maximum practicable oil and gas leasehold position for the benefit of Americomm (but to be held temporarily by Richard H. Bate as trustee for Americomm) so that Americomm, as Operator, can drill one or more horizontal boreholes in the Newcastle formation according to specifications required by JBB&T;

NOW THEREFORE, in consideration of the mutal promises herein contained, the parties agree as follows:

1. JBB&T will each use their best efforts to obtain, on behalf of Americomm but in the name of Richard H. Bate, oil and gas leases covering lands in the Prospect beginning with federal and State of Wyoming leases available over-the-counter and competitively, when available for sale. Without further authority than this Agreement, each of JBB&T are authorized to obtain such leases at costs to Americomm not exceeding the following:

A. As to leases available over-the-counter, currently applicable filing fees ($75 per lease for federal leases and $25 per lease for state leases) and first year rentals ($1.50 per acre and fees payable to third parties (such as Norma Rose).

B. As to leases abvailable competitively, currently applicable filing, sale costs and fees payable to third parties, first year rentals and bonus consideration in each case to be authorized by Americomm prior to each competitive lease sale.

C. As to leases now held or controlled by any of JBB&T, $2.50 per acre plus currently applicable filing and administrative fees.

D. As to leases held by others and fee leases, upon terms to be approved in advance by Americomm.

E. In addition, as to categories of leases, A, B and D listed above in subparagraphs A-D, a prospect fee of $1.00 per net acre of all leases obtained shall be payable to Fred Jensen and each of JBB&T shall be entitled to an assignment or reservation of one quarter of 3.75% of 8/8ths overriding royalty from each lease obtained and all extensions and renewals thereof, proportionately reduced in the case of partial interest leases. In the case of leases which are burdened with royalties and/or overriding royalties totaling more than 12.5% when acquired, the 3.75% overriding royalty shall be decreased in the proportion that the burdens exceeding 12.5% bear to 87.5%. In consideration of services performed and to be performed under this Agreement, and assuming Americomm receives an executed copy of the Representation Letter attached hereto as Exhibit A, each of JBB&T shall be entitled to receive, within ten days from the date of this Agreement, certificates representing 125,000 shares of restricted common voting stock of Americomm. None of JBB&T shall be entitled to any other compensation for work done or services rendered prior to the date of this Agreement, but shall be entitled to compensation for services renered hereafter as specified in paragraphs numbered 4 and 6 below.

2. Because United Utilities Corporation has orally indicated its willingness to sell the leases which it owns in the United Block to Americomm the Entire Prospect shall be deemed an area of mutual interest (AMI) as more specifically defined by the map attached hereto as Exhibit B, to the end that all oil and gas leasehold interests acquired by any party to this Agreement, its officers, directors, employees, subsidiaries, contractors, agents, successors, heirs, personal representatives or assigns, or any person or entity controlling, controlled by, or under common control with, any party to this agreement, in any land within the AMI, within five years from the date of this Agreement, shall be subject to this Agreement and Americomm shall be entitled to receive, at cost, assignment of the leasehold estate, subject to the overriding royalty interests and prospect fee provided for JBB&T hereunder.

3. It is the intent of this Agreement that Americomm shall not be obligated to drill a well on the Prospect unless and until oil and gas leases covering at least 100,000 acres of land within the Prospect have been obtained for the benefit of Americomm. Futhermore, even if 100,000 acres are obtained, Americomm shall have no drilling obligation if it is unable, using its best efforts, to obtain financing for a well, but if, within six months following the acquisition of 100,000 acres, or within such shorter time required by the Initial Unit Agreement (hereafter defined) Americomm has been unable to finance the drilling of an initial well, the parties agree that they will attempt to sell the Prospect to someone willing and able to drill a well according to JBB&T's specifications and the proceeds of such a sale, including all overriding royalty owned by all parties, shall be shared equally between Americomm (50%) and JBB&T (collectively 50%) after Americomm has recovered all of its costs.

4. As soon as practicable, JBB&T will file over-the-counter lease offers for the federal and state lands in the Prospect so available and Americomm will deposit $234,500 in a special trust account to be opened by Richard H. Bate for the purposes of this Agreement, to permit such acquisition and payment of the prospect fee (estimated to be about 87,000 acres at $2.50 per acre for federal lands and $2.00 per acre for state lands plus filing and administrative fees of $4,000 plus a contingency about of $10,000 = $234,500). Thereafter, from time to time as necessary, Americomm may deposit additional funds in said account to permit additional lease acquisitions under the terms of this Agreement. Other than the prospect fee payable to Fred Jensen, travel expenses, administrative fees actually paid, The issuance of shares of common stock set forth in pragraph 1 (E) and payments resulting from the overriding royalty interest set forth in paragraph 1 (E) above, no further payments will be made to any of JBB&T for acquiring newly issued federal and state leases in the Prospect. Reasonable fees for acquiring leases covering privately owned lands and leases held by others will be negotiated when such acquisitions are authorized by Americomm.

5. At such time as JBB&T has selected a location for the initial well and has selected a logical unit boundary for a federal exploratory unit encompassing such drillsite, and JBB&T has acquired sufficient leases for Americomm so that Americomm will effectively control such a proposed unit, JBB&T will initiate and diligently pursue with the Bureau of Land Management the approval of a federal exploratory unit (Initial Unit Agreement) for the initial well on the Prospect. When approval of such a unit has been obtained, the parties will use their best efforts to cause a well to be drilled in such unit within the time allowed by the Initial Unit Agreement which shall be subject to the approval of Americomm.

6. Americomm will be designated as Unit Operator of all units formed in the Prospect, but JBB&T will carry out the functions of the Unit Operator and all operations shall be carried out in accordance with specifications prescribed by JBB&T and a unit operating agreement to be entered into by all working interest owners who commit their interests to a unit. If a well is to be drilled which is not in a unit, the working interest owners in the spacing unit will enter into a joint operating agreement and will be force pooled, if necessary. During the period that JBB&T are carrying out the functions of the Unit Operator, JBB&T will receive for their services reimbursement of their actual expenses plus an overhead fee of $800 per month for each producing well, except that, during any period of time when a well is being drilled, completed or equiped for production, the overhead fee shall be the customary amount for a horizontal well per month for that well. In addition to the overhead fee, JBB&T shall be reimbursed by Americomm for all travel expenses and outside services, labor and materials they incur to carry out their duties. At any time following the drilling and completion of the first well under this agreement, Americomm may, at its option, assume complete control of the Entire Prospect and of all functions of JBB&T with respect thereto. None of JBB&T shall be entitled to any compensation for any services performed prior to the date of this agreement, except the prospect fee and overriding royalty interest provided for in Paragraph 1 (E) above; however, if, after the date of this Agreement, and with the advance approval of Americomm, any of JBB&T (which include two geologists, an oil and gas lawyer and a petroleum engineer) perform services which would normally be contracted by a unit operator to professionals, consultants or contractors, such individual shall be compensated by Americomm for such services at such individual's usual fees plus expenses. Included in this category of services will be all professional services rendered in connection with the formation and approval of units and obtaining of appropriate orders and permits from the BLM and Wyoming Oil and Gas conservation Commission, Wyoming Department of Environmental quality and local land use authorities, as well as professional geological, engineering, land and legal services rendered in preparation for and during the drilling, completion and equipping of a well, and all title work, including work done to prepare the unit agreement and drilling, division order and security title opinions.

7. Americomm will promptly obtain authority to do business in Wyoming and will, at appropriate times, provide surety or cash bonds and insurance coverage required of a unit operator. Initially, Americomm's bills will be paid by Richard H. Bate out of the special trust account described above and monthly accountings will be rendered to Americomm. As soon as convenient, however, and before the intitial well is spudded, Americomm will take over such functions, including joint interest billing, if any, and distribution of proceeds of production if not handled by production purchasers. Prior to incurring any substantial costs for the initial well and any other operation, JBB&T will prepare and submit for approval to Americomm, and to other working interest owners in a Unit, if any, as required by the unit operating agreement, an AFE.

8. Unless and until Americomm decides to take title to leases in its own name, all leases obtained under this agreement shall be held nominally by Richard H. Bate, who, nevertheless, shall hold them in trust for Americomm. Within five days of obtaining a lease on behalf of Americomm under this Agreement, Richard H. Bate shall deliver to Americomm (reserving, however, the JBB&T overriding royalty interest provided for herein), which assignment shall be duly executed and in proper form for filing. Americomm may file such assignments at any time, in its sole discretion. Americomm agrees to pay all filing and recording fees and rentals at least to the first anniversary of all leases obtained hereunder. If Americomm decides to surrender any leases obtained hereunder or permit any lease to expire, Americomm shall notify JBB&T of that decision at least sixty days before the anniversary or surrender date of the lease and offer to assign the lease to JBB&T without charge. any such assignment shall be free of all burdens other than the JBB&T overriding royalty interest provided for herein and other burdens which may have existed prior to the acquisition of the lease by Americomm or which may have been authorized in writing by any of JBB&T. In the case of the first anniversary date of any lease, the notice period shall be at least 30 days rather than 60 days.

9. Each of the parties represents that it has employed no brokers in connection with this transaction who can claim a commission or finders fee from the other party, and each party represents and warrants that it will pay all commissions owed to any broker or finder employed by it and indemify the other party against any liability therefor. It is agreed that services performed by Lawton Clark were performed for Americomm and not for any of JBB&T.

10. All benefits accruing to JBB&T hereunder after the date of the agreement shall be divided as follows:

A.     All prospect fees shall be paid to Fred S. Jensen.

B. The JBB&T overriding royalty interest and the 500,000 shares of Americomm stock shall be owned equally and assigned separately to Fred S. Jensen, Richard H. Bate, A. R. Briggs and
Thomas L. Thompson.

C. All payments for professional services and expenses rendered or incurred by any of JBB&T which are approved by Americomm as provided in Paragraph 6 above shall be payable to the individual who performs the services or incurs the expenses; provided, however, that Americomm may pay the same to Richard H. Bate, as trustee, for further distribution to the person entitled.

11. All future services to be rendered by Thomas L. Thompson under this agreement may be deemed rendered by Thompson' Geo
Discovery, Inc. a Colorado corporation, of which Thomas L.
Thompson is President.

12. The courts of the State of Wyoming and the United States District Court for the District of Wyoming shall have exclusive jurisdiction of any disputes which may arise under this Agreement and all such disputes shall be governed by Wyoming law (without regard to its choice of law rules).

13. This Agreement is not intended to create, or to imply that there exists, a joint venture or a partnership between any of the four individuals defined herein as JBB&T or between any such individuals and Americomm.

14. This Agreement shall be deemed to have been drafted by all of the parties hereto. Rights under this Agreement are freely assignable but duties are not. If any of JBB&T shall die or become disabled before this Agreement is fully performed, the surviving individuals shall assume the duties of such person and may employ, at the expense of Americomm, such professional assistance as is necessary to perform such duties.

15. This agreement may be executed in counterparts with the same effect as if all parties had executed a single agreement.

In witness whereof the parties have hereunto set their hands the day and year first above written.

AMERICOMM RESOURCES CORPORATION

Thomas R. Bradley
President
March 5, 1998

Fred S. Jensen

Richard H. Bate, individually and
as Trustee for Americomm Resources
Corporation

A. R. Briggs

Thomas L. Thompson


EXHIBIT A

Americomm Resources Corporation
Suite 305
9 E. 4th Street
Tulsa, Oklahoma  74103-5109

Gentlemen:

In consideration of Americomm's agreement to issue an aggregate of 125,000 shares of restricted common stock, par value $.001 per share (the "Share") to the undersigned in accordance with the terms and provisions of the Americomm Cheyenne River Prospect Agreement dated as of March 4, 1998, the undersigned hereby represents, warrants and convenants to Americomm as follows:

1. The undersigned is acquiring the Shares solely for their own account, for investment purposes only and not with a view to resale or distribution, or for the account, in whole or in part, of others. The undersigned understands that the Shares are not registered under the Securities Act of 1933, as amended (the "Securities Act") or applicable state securities laws, the Company has not undertaken to register the Shares thereunder and such securities must be held indefinitely, unless the subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or an exemption from such registration is available. The undersigned understands that the exemption from registration afforded by certain rules and regulations under the Securities Act depends upon the satisfaction of various conditions and that, if applicable, such rules and regulations may afford the basis for sales of the Shares only in limited amounts. The undersigned is able to bear the substantial economic risk of an investment in the Shares, including a complete loss thereof, for an indefinite period of time. The undersigned has no need for liquidity in this investment and has no reason to anticipate any change in circumstances, financial or otherwise, or other particular occasion or event which might cause or require the undersigned to attempt to sell or transfer any of the Shares.

2. The undersigned acknowledges that the certificates representing the Shares, and any substitutions or replacements thereof, shall bear a legend in substantially the following form:

("The Shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or state securities laws, and may not be sold, hypothecated or otherwise transferred or disposed of in the abscence of such registration, unless an exemption from the requirement of such registration is available under the circumstances at the time obtaining and demonstrated by opinion of counsel satisfactory to the Company."

3. The undersigned further represents and warrants that in order to make an informed decision in connection with the purchase of the Share:

(i)     the undersigned has received a copy of
Americomm's Annual Report on Form 10-KSB for the year ended December 31, 1996, the Quarterly Reports on Form 10-QSB for the quarters ended March 31, June
30 and September 30, 1997, press releases since
January 1, 1997, a description of Americomm's business and the Shares (collectively, the "Disclosure Documents");

(ii) the undersigned or his agent or attorney, (A) has been provided with sufficient information with respect to the business of Americomm and has carefully reviewed the same including, without limitation, the Disclosure Documents; (B) has been provided with such additional information with respect to Americomm, including any exhibits to the Disclosure Documents, as he or his agent or attorney has requested; (C) has had the opportunity to discuss such information with members of the management of Americomm and any questions that he had with respect thereto have been answered to his full satisfaction;
and (D) has reviewed the merits and risks of an investment in the Shares with tax and legal counsel and with an investment advisor to the extent he has deemed advisable, and with respect to such considerations, the undersigned has relied solely on the advice of his own qualified advisors, to the extent the undersigned has deemed appropriate; and

(iii) the undersigned recognizes that an investment in the Shares involves a number of significant risks, including, without limitation, those set forth in the Disclosure Documents previously delivered to the undersigned; the undersigned, or his agent or attorney, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares.

4. No oral or written representations have been made or oral or written information furnished to the undersigned or the undersigned's advisors in connection with the issuance of the Shares which were in any way inconsistent with the information provided to the undersigned in the Disclosure Documents. The undersigned acknowledges that the Disclosure
Documents replace and supersede any and all information delivered prior to delivery of the Disclosure Documents.

5. The undersigned is not subscribing to purchase the Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by a person not previously know to the undersigned in connection with investments in securities generally.

6. The undersigned is executing and delivering this Agreement with full awareness of its implications and in recognition of the fact that Americomm is relying on the undersigned's representations and warranties in selling the Shares to the undersigned, and that Americomm and other investors may be damaged if such representations or warranties are incorrect.

7. If the undersigned is a resident of the State of Texas, the undersigned's investment in the Shares does not exceed 20% of either the undersigned's net worth or the joint net worth of the undersigned and his spouse.

IN WITNESS WHEREOF, the undersigned has executed this document as of March 5, 1998.

EXHIBIT B